SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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INTERNATIONAL STEM CELL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2017

Dear Stockholder:

This year’s annual meeting of stockholders will be held on Wednesday, May 31, 2017, at 9:00 a.m. PDT, at the offices of International Stem Cell Corporation, 5950 Priestly Drive, Carlsbad, California 92008. You are cordially invited to attend.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describes the formal business to be conducted at the meeting, follow this letter.

It is important that you use this opportunity to take part in the affairs of International Stem Cell Corporation by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

A copy of International Stem Cell Corporation’s Annual Report to Stockholders is also enclosed for your information. At the annual meeting we will review International Stem Cell Corporation’s activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

Sincerely yours,

Andrey Semechkin, PhD
Chief Executive Officer and Co-Chairman

5950 Priestly Drive

Carlsbad, California 92008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD May 31, 2017

TO OUR STOCKHOLDERS:

Notice is hereby given that the annual meeting of the stockholders of International Stem Cell Corporation, a Delaware corporation, will be held on May 31, 2017, at 9:00 a.m. PDT, at the offices of International Stem Cell Corporation 5950 Priestly Drive Carlsbad, California 92008 for the following purposes:

1.	To elect five directors to hold office for a one-year term and until their respective successors are elected and qualified.
2.	To ratify the selection of Mayer Hoffman McCann P.C. as our independent auditors for the fiscal year ending December 31, 2017.
3.	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement.
4.	To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on April 1, 2017 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof.

Mahnaz Ebrahimi

Chief Financial Officer and Secretary

Carlsbad, California

April 28, 2017

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card. However, if your shares are held of record by a broker or other nominee you will need to obtain a legal proxy from the holder of record to vote in person at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2017: Our Proxy Statement is attached. Financial and other information concerning International Stem Cell Corporation is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2016. A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders, may be viewed at:

http://ISCO.proxy.internationalstemcell.com

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the Board of Directors of International Stem Cell Corporation, a Delaware corporation, for use at its annual meeting of stockholders to be held on May 31, 2017, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Annual Meeting materials are being mailed to stockholders on or about May 1, 2017.

SOLICITATION AND VOTING

Voting Securities. Only stockholders of record as of the close of business on April 1, 2017, will be entitled to vote at the meeting and any adjournment thereof. As of April 1, 2017, we had 3,984,905 shares of Common Stock, 250,000 shares of Series B Preferred Stock, 43 shares of Series D Preferred Stock, 5,000,000 shares of Series G Preferred Stock, and 5,990 shares of Series I Preferred Stock outstanding. Except for the Series I Preferred Stock, all of the above shares are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her and each holder of shares of Preferred Stock is entitled to vote the equivalent number of common shares that the respective classes of preferred shares can be converted into. As a result, the shares of Series B Preferred Stock are entitled to a total of 231,481 votes, the shares of Series D Preferred Stock are entitled to a total of 2,457,142 votes, and the shares of Series G Preferred Stock are entitled to a total of 450,073 votes. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that apply to brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of auditors. The election of directors and the advisory vote on executive compensation are non-routine matters, and if your shares are held in street name they will only be voted on these matters if you provide instructions to your broker.

Solicitation of Proxies. We will bear the entire cost of soliciting proxies. In addition to soliciting stockholders by mail and through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, we may retain a proxy solicitation firm or other third party to assist us in collecting or soliciting proxies from our stockholders, although we do not currently plan on retaining such a proxy solicitor.

Voting of Proxies. All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted on each proposal as recommended by the Board of Directors.

Revocation or Proxies. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of International Stem Cell Corporation, a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

Voting Results. We will announce preliminary voting results at the annual meeting. We will report final results in a Form 8-K report filed with the Securities and Exchange Commission (the “SEC”).

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We have an unclassified Board of Directors that consists of five directors. Our directors are elected for a term of one year and are up for election every year. Once elected, directors serve until their respective successors are duly elected and qualified.

Two of our directors are elected by the holders of Series D Preferred Stock voting as a separate class. The holders of Series D Preferred Stock have nominated Russell Kern and Andrey Semechkin for reelection to the Board of Directors. Additionally, holders of the Series G Preferred Stock previously nominated Donald A. Wright for election to the Board of Directors, which nominations were approved by our Governance Committee and recommended for election by our shareholders. The other two nominees recommended by the Board of Directors for election by our stockholders are Paul V. Maier and Charles J. Casamento. All nominees are current members of our Board of Directors and, if reelected, they have indicated their willingness to serve as directors until our annual meeting of stockholders in 2018 or until their successors, if any, are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason or for good cause will not serve, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

The following table sets forth, the director nominees to be elected at this meeting, information with respect to their ages and background:

Name	Principal Occupation	Age	Director Since
Andrey Semechkin . . . . . . . . . . . . . .	Co-Chairman of the Board and Chief Executive Officer	57	2008
Donald A. Wright . . . . . . . . . . . . . . .	Co-Chairman of the Board, CEO and President of SIS, Inc.	65	2007
Charles J. Casamento . . . . . . . . . . . .	Executive Director and Principal, The Sage Group	71	2010
Paul V. Maier . . . . . . . . . . . . . . . . . . .	Independent Investor	69	2007
Russell Kern . . . . . . . . . . . . . . . . . . . .	Executive Vice President and Chief Scientific Officer	31	2008

Director Nominees:

Andrey Semechkin, Ph.D., Co-Chairman and CEO, has been a Director of the Company since December 2008. Dr. Semechkin has served as our Chief Executive Officer since November 2009, and from December 2008 to November 2009 he served in other senior management positions with the Company. Dr. Semechkin is a specialist in system analysis, strategic planning and corporate management. He is a member of the Russian Academy of Sciences and was Deputy Director of Institute of System Analysis from 2004 to 2011. Professor Semechkin was awarded the Russian Government Award in Science and Technology in 2006 and has written several scientific books. He has over 20 years’ experience creating and managing businesses across different industries and scientific sectors. Dr. Andrey Semechkin is the father of Dr. Russell Kern, Executive Vice President and Chief Scientific Officer and one of our directors. We believe Dr. Semechkin’s qualifications to serve on our Board include his extensive business, management and operational experience, including as our Chief Executive Officer, and his extensive knowledge of our business and opportunities, which bring valuable insights to our Board.

Donald A. Wright became a director in March 2007. Since January 1, 2010, Mr. Wright has served Chief Executive Officer and President of SIS, Inc. (Special Intelligence Service) which provides various services under contract to various agencies of the US Government and armed services. Mr. Wright was previously the Chairman and Founder of Everett, Washington-based Confluence Capital Group Inc., which provided consulting services to institutional investors, debt holders and public and private companies. From 1995 until 2006, Mr. Wright was Chief Executive Officer and President of Pacific Aerospace & Electronics, Inc., an engineering and manufacturing company that he helped to found and that designs, manufactures and sells components primarily for the aerospace, defense and transportation industries. We believe that Mr. Wright’s qualifications to serve on our Board include his significant experience, including as chief executive officer, in managing companies in a broad range of industries, which contribute valuable knowledge and insights to the Board.

Charles J. Casamento has been a director since June 2010. Mr. Casamento is currently Executive Director and Principal of The Sage Group, a healthcare advisory group specializing in mergers, acquisitions, and partnerships between biotechnology companies and pharmaceutical companies, since 2007. He was the president and CEO of Osteologix, Inc., a public biopharmaceutical company developing products for treating osteoporosis, from 2004 through 2007. From 1999 through 2004, he served as chairman of the board, president and CEO of Questcor Pharmaceuticals, Inc. which was subsequently acquired by Mallinckrodt. Mr. Casamento formerly served as RiboGene, Inc.’s president, CEO and chairman of the board from 1993 through 1999 until it merged with Cypros to form Questcor. He was co-founder, president and CEO of Interneuron Pharmaceuticals, Inc. (Indevus), a biopharmaceutical company, from 1989 until 1993. Indevus was eventually acquired by Endo. Mr. Casamento has also held senior management positions at Genzyme Corporation, where he was senior vice president, pharmaceuticals and biochemicals; American Hospital Supply, where he was vice president of business development and strategic planning for the Critical Care Division; Johnson & Johnson, Hoffmann-LaRoche, Inc. and Sandoz Inc. Mr. Casamento also serves on the Board of Directors of Relmada Therapeutics and AzurRx BioPharma. He is Chairman of the Audit Committee at Relmada. During his career he has sat on the boards of twelve public companies and has also been a Director and Vice Chairman of The Catholic Medical Missions Board, a large not for profit organization providing health care services to third world countries. He has served as a guest lecturer at Fordham University and is on the Science Council of Fordham University. He holds a bachelor’s degree in Pharmacy from Fordham University and an M.B.A. from Iona College and was originally licensed to practice pharmacy in the states of New York and New Jersey. We believe that Mr. Casamento’s qualifications to serve on our Board include his significant experience as chief executive officer in various life sciences companies and his service on several other boards, which bring valuable knowledge and insights to the Board.

Paul V. Maier became a director in July 2007 and has over 25 years of experience as a senior executive in biotechnology and pharmaceutical companies. From November 2009 through his retirement in June 2014, he served as Chief Financial Officer of Sequenom, Inc., a publicly held company serving the discovery, clinical research, and molecular diagnostics market. From February 2007 until November 2009, he served as an independent financial consultant. Previously, Mr. Maier was Senior Vice President and Chief Financial Officer of Ligand Pharmaceuticals, Inc., a commercial stage biopharmaceutical company, a position he held from 1992 to 2007. From 1990 to 1992, Mr. Maier served as Vice President, Finance of DFS West, a division of DFS Group, LP a private multinational retailer. From 1984 to 1990, Mr. Maier was employed by ICN Pharmaceuticals, a pharmaceutical and biotechnology research products company, where he held various executive positions in finance and general management in ICN as well as SPI Pharmaceuticals, a publicly held subsidiary. Mr. Maier currently serves on the Board of Directors of Apricus Biosciences, MabVax Therapeutics, Ritter Pharmaceuticals and Biological Dynamics. Mr. Maier received an MBA from Harvard Business School and a BS from Pennsylvania State University. We believe Mr. Maier’s qualifications to serve on our Board include his extensive experience in financial management and his service on other boards, which brings valuable knowledge and insights to our Board.

Russell Kern, Ph.D, Director, Executive Vice President and Chief Scientific Officer, became a Director in October 2008. Dr. Kern has served as our Chief Scientific Officer since June 2013 and previously served since December 2008 in various scientific and management positions, including as Vice President Research and Development. Dr. Kern was trained in medical genetics, embryology and stem cell biology. He hold a Ph.D. degree in Human Physiology from the Russian Academy of Medical Sciences and has broad expertise in neuroscience, and was part of the team, along with scientists from the NYU Medical School that elucidated the physiological changes that occur in the brains of Parkinson’s disease patients. Dr. Kern directs ISCO’s R&D programs including stem cell derivation, differentiation and the pre-clinical and clinical evaluation of stem cell derived cells and tissue. He has developed a general method of deriving highly pure populations of neural stem cells and dopaminergic neurons from pluripotent stems cells that is novel, practical and suitable for use in a clinical setting. Dr. Kern is a well-known speaker on stem cell biology, including the use of stem cells for neurology and skin regeneration. He has more than 40 publications in the field of Parkinson’s disease and stem cell biology and he is an active member of the American Academy of Neurology and the Society for Neuroscience. Dr. Russell Kern is the son of Dr. Andrey Semechkin, our Co-Chairman and Chief Executive Officer.

Vote Required and Board Recommendation

If a quorum is present and voting at the meeting, the nominees for election by the holders of Series D Preferred Stock, and three other nominees for director receiving the highest number of votes will be elected as the directors. Abstentions and broker non-votes have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares.

The Board of Directors unanimously recommends a vote “FOR” each of the nominees named above (Item 1 on the Enclosed Proxy Card).

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that each of Mr. Maier, Mr. Wright, and Mr. Casamento satisfy the independence requirements specified in the listing requirements of Nasdaq Marketplace Rules.

Executive Sessions

Our independent directors generally meet in executive sessions without management present each time the Board holds its regularly scheduled meetings.

Board Meetings and Committees

During 2016, the Board of Directors met three times. The Board of Directors has an Audit Committee, a Compensation Committee, and a Governance Committee. During the last fiscal year, each of our directors attended at least 75% of the aggregate of all meetings of the Board and meetings of committees on which the director served.

Audit Committee.

The members of the Audit Committee are Paul V. Maier (Chairman), Donald A. Wright and Charles Casamento. Each of the members of the Audit Committee satisfies the independence requirements established by the Nasdaq Marketplace Rules. Mr. Maier is an audit committee financial expert, as defined in the rules of the Securities and Exchange Commission. The Audit Committee operates under a written charter that is available on our website at: www.internationalstemcell.com. The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the functions of the Audit Committee include retaining our independent auditors, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our auditors, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. The Audit Committee held four meetings during the fiscal year ended December 31, 2016. The Committee meets and confers at least quarterly with the outside auditors and generally conducts an executive session without management at each meeting.

Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

Governance Committee.

The members of the Governance Committee are Donald A. Wright (Chairman), Paul V. Maier, and Charles J. Casamento. Each of the members of the Governance Committee satisfies the independence requirements established by the Nasdaq Marketplace Rules. The Governance Committee operates under a written charter that is available on our website at: www.internationalstemcell.com. The primary responsibilities of the Governance Committee are to (i) recommend applicable corporate governance principles, codes of conduct and compliance mechanisms, (ii) evaluate the effectiveness of the board and board committees; (iii) evaluate the effectiveness of senior management and succession planning; (iv) review the corporation’s director compensation programs and policies; (v) examine board meeting policies, such as meeting schedule and location, meeting agenda, the presence and participation of non-director senior executives and written materials distributed in advance of meeting; (vi) review the board’s committee structure, including each committee’s charter and size. The Governance Committee held three meetings during the fiscal year ended December 31, 2016.

The Governance Committee’s goal is to assemble a Board of Directors that brings a variety of perspectives and skills derived from high quality business and professional experience. There are no stated minimum criteria for director nominees, but the Governance Committee believes that at least one member of the Board should meet the criteria for an “audit committee financial expert” as defined by U.S. Securities and Exchange Commission rules, and that at least three members of the Board should meet the definition of “independent director” under the Nasdaq Marketplace Rules. The Governance Committee also believes it appropriate for certain key members of management to participate as members of the Board.

While we do not have a formal diversity policy, our Board of Directors believes that our Board should have diversity of knowledge base, professional experience and skills. When considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by our stockholders, the Governance Committee will review the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest, existing time commitments and the ability to act in the interests of all stockholders. Once a potential qualified candidate is identified, multiple members of the Governance Committee will interview that candidate. The committee may also ask the candidate to meet with non-committee members of the Board and/or members of management and, if the committee believes a candidate would be a valuable addition to the Board, it will recommend that candidate to the full Board.

Compensation Committee.

The members of the Compensation Committee are Donald A. Wright (Chairman), Paul V. Maier, and Charles J. Casamento. Each of the members of the Compensation Committee satisfies the independence requirements established by the Nasdaq Marketplace Rules. The Compensation Committee operates under a written charter that is available on our website at: www.internationalstemcell.com. The Compensation Committee’s responsibilities are to (i) establish and modify through consultation with senior management, the Company’s general compensation philosophy and oversee the development and implementation of executive compensation programs and policies; (ii) evaluate the performance and set compensation (including base salary, incentive compensation and equity based awards) of the Chief Executive officer; (iii) review and approve the compensation (including base salary, incentive compensation and equity-based awards) of officers above the level of Vice President, review and approve compensation guidelines for all other officers, review compensation of Directors above the equivalent level of Vice President and review and approve the compensation guidelines for all other officers; (iv) review the terms of the Company’s incentive compensation plans, equity based plans, retirement plans, and welfare benefit plans; (v) review policies with respect to post-service arrangements and perquisites provided to officers above the level of Vice President, including the Chief Executive Officer and perquisites policies for Vice Presidents; and (vi) review the related tabular and other disclosures about director and executive compensation proposed by management for inclusion in the Company’s annual report and proxy statement. The Compensation Committee held three meetings during the fiscal year ended December 31, 2016.

In determining executive compensation, the Committee reviews and approves any Company goals and objectives relevant to the compensation of executive officers and evaluates the performance of executive officers in light of those goals and objectives. Based on such evaluation, the Committee has the sole authority to set the compensation (including base salary, incentive compensation and equity-based awards) of the executive officers. In determining incentive compensation, the Committee considers, among other factors it deems appropriate, the Company’s performance, the recommendations of the CEO, the value of similar incentive awards to executive officers at comparable companies, and the awards given to management in prior years.

Stockholder Recommendations for Director Nominees

Pursuant to the terms of its charter, the Governance Committee will consider qualified director candidates suggested by our stockholders. Stockholders may recommend individuals for the Governance Committee to consider as potential director candidates by submitting the candidate’s name, contact information and biographical information in writing to the “International Stem Cell Corporation Governance Committee” c/o Corporate Secretary, 5950 Priestly Drive, Carlsbad, CA 92008. The biographical information and background materials will be forwarded to the Governance Committee for its review and consideration. The committee’s review of candidates identified by our stockholders is essentially identical to the review process for candidates identified by the committee. In addition to the process discussed above regarding the consideration of the Governance Committee of candidates suggested by our stockholders, our Bylaws contain provisions that address the process and related deadlines by which a stockholder may nominate an individual to stand for election to our Board at our annual meeting of stockholders.

Communications with Directors

Any stockholder who desires to contact any members of our Board of Directors may do so by writing to: Board of Directors, c/o Corporate Secretary, 5950 Priestly Drive, Carlsbad, CA 92008. Communications received in writing are distributed to the Co-Chairmen of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage directors to attend. All of our directors attended last year’s annual meeting.

Non-Director Executive Officers

Mahnaz Ebrahimi, age 59, has served as our Chief Financial Officer and Secretary since September 2015. Ms. Ebrahimi has over 25 years of experience in executive/senior level financial management, accounting and SEC reporting matters of numerous growing research-driven publicly traded and privately held companies in the life sciences, biotechnology, and pharmaceutical sectors. Prior to joining the Company and since 2012, she had been assisting several biotechnology and technology companies on accounting and SEC related matters in an expert consultancy capacity, including Flux Power Holdings, Polaris Pharmaceuticals and Ocera Therapeutics. Ms. Ebrahimi served as Director of Finance and Planning, as well as Treasury, of eBioscience from 2010 until its acquisition by Affymetrix in June, 2012. She served as Vice President of Finance and Administration and Chief Financial Officer of Profil Institute for Clinical Research from 2003 to 2005. From 1989 to 2000, she served as Director of Finance & Treasury and Assistant Controller of Agouron Pharmaceuticals, Inc. which became a subsidiary of Pfizer in 2000.

Sophia Garnette, age 33, has served as the Company’s Vice President, Legal Affairs & Operations since November 2014. Prior to that, Ms. Garnette served as the Company’s Director of Legal Affairs and Operations. Ms. Garnette received her law degree from the University of Miami School of Law and has experience in various aspects of corporate and biotechnology law, and business operations. Since joining the Company in March of 2011, she has held a variety of business and legal roles, including in-house counsel, advisor to the CEO, and Vice Chairman of the Board of Directors for Lifeline Skin Care. Ms. Garnette holds a Bachelor’s degree in Economics from San Francisco State University and has worked in finance industry prior to beginning her legal career.

Code of Conduct and Ethics

The Board has adopted a Code of Conduct and Ethics that applies to all of our employees, officers and directors. We will provide to any person, without charge, a copy of the Code of Conduct and Ethics upon request directed to our Corporate Secretary at 5950 Priestly Drive, Carlsbad, CA, 92008 or by telephone at (760) 940-6383. We will disclose future amendments or waivers to our Code of Conduct and Ethics on our website, www.internationalstemcell.com, within four business days following the date of the amendment or waiver.

Risk Management

The Board as a whole is responsible for overseeing the Company’s risk exposure as part of determining a business strategy that generates long-term shareholder value. Each of the Board’s standing committees focuses on risk areas associated with its area of responsibility.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors of International Stem Cell Corporation has selected Mayer Hoffman McCann P. C. as independent auditors to audit the consolidated financial statements of International Stem Cell Corporation for the fiscal year ending December 31, 2017. Mayer Hoffman McCann P.C. has acted as our independent auditors since its appointment on March 25, 2011. A representative of Mayer Hoffman McCann P.C. is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Mayer Hoffman McCann P.C. as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Mayer Hoffman McCann P.C. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Mayer Hoffman McCann P.C. (“MHM”) has advised the Company that MHM leases substantially all of its personnel, who work under the control of MHM’s shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure. Accordingly, substantially all of the hours expended on MHM’s engagement to audit the Company’s consolidated financial statements for the years ended December 31, 2016 and 2015, were attributed to work performed by persons other than MHM’s full-time, permanent employees.

The following table sets forth the aggregate fees billed to International Stem Cell Corporation for the fiscal years ended December 31, 2016 and 2015 by Mayer Hoffman McCann P.C. our independent registered public accounting firm:

Principal Accountant Fees and Services	Fiscal 2016	Fiscal 2015
Audit Fees (1)	$282,000	$277,000
Audit-Related Fees (2)	$—	$—
Tax Fees (3)	$—	$—
All Other Fees (4)	$—	$—

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”.

(3)

Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. The Audit Committee pre-approved all services provided by our independent auditors during the fiscal years ended December 31, 2016 and 2015.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote on this proposal is required to ratify the appointment of Mayer Hoffman McCann P.C. as our independent auditor for the fiscal year ending December 31, 2017. Abstentions and any broker non-votes will each be counted as shares present and entitled to vote with respect to this proposal and will, therefore, have the same effect as votes against this proposal.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent auditors for the fiscal year ending December 31, 2017.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2016 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 16 “Communication with Audit Committees,”, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Audit Committee

Paul V. Maier (Chairman)
Donald A. Wright
Charles J. Casamento

*

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “1933 Act”), or the Securities Exchange Act of 1934, as amended (the “1934 Act”), whether made before or after the date of this proxy statement and without regard to any general incorporation language therein.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, commonly referred to as the “Say-on-Pay” vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the Executive Compensation section, including the compensation tables and the related narrative disclosure, in this proxy statement.

We believe that our compensation policies and decisions are designed to enhance stockholder value by attracting and retaining qualified individuals and motivating those individuals to perform at the highest of professional levels and to contribute to our growth and success. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment. We believe that our current compensation program directly links executive compensation to performance, aligning the interests of our executive officers with those of our stockholders.

Accordingly, we are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed under the heading “Executive Compensation”, including the compensation tables and narrative discussion is hereby APPROVED on an advisory basis.”

Because the vote is advisory, it is not binding on the Board or us. Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Vote Required and Board of Directors Recommendation

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions are considered as shares present and entitled to vote with respect to this proposal and will, therefore, have the same effect as votes against this proposal. Broker non-votes will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The Board of Directors unanimously recommends a vote “FOR” the approval of, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement.

EXECUTIVE COMPENSATION

Executive Officers

We describe in this section the executive compensation paid to our three named executive officers during 2016: Andrey Semechkin, Chief Executive Officer, Russell Kern, Executive Vice President and Chief Scientific Officer, and Mahnaz Ebrahimi, Chief Financial Officer.

Compensation Overview

We are currently considered a “smaller reporting company” for purposes of Securities and Exchange Commission executive compensation and other disclosure rules and as such we have elected to comply with the disclosure requirements applicable to smaller reporting companies. This executive compensation summary is not intended to meet the “Compensation Discussion and Analysis” disclosure required of larger reporting companies.

Role of the Compensation Committee

All compensation for our executive officers is determined from time to time by the Compensation Committee of our Board of Directors, which is composed only of independent directors. The Compensation Committee is also responsible for administration of the equity incentive plans, including grants of equity awards to Company employees and consultants. In performing its functions the Compensation Committee relies, in part, on the input from the Chief Executive Officer and other members of senior management, however, the Committee retains the final decision-making authority over all executive compensation matters.

Compensation Philosophy and Objectives

The objectives of the Company’s executive compensation program are to attract, retain and reward executive officers and other key employees who contribute to the Company’s success and to provide year-to-year and long-term incentives for these individuals to enhance stockholder value. In order to accomplish this we offer a total compensation package that consists of: (1) an annual base salary, based on the seniority and level of performance of the executive, (2) long-term incentives in the form of stock options and restricted stock awards, and (3) other benefits. From time to time, we review our compensation levels in comparison to available industry data, with the last review being conducted using data provided by Aon Hewitt (formerly Radford) in 2011.

Base Salaries. Base salaries are an integral component of our total compensation program and help us attract and retain senior executives with desired skill sets. Our Chief Executive Officer provides recommendations to the Compensation Committee based on an analysis of industry standards and an evaluation of each executive officer’s contribution to the Company’s performance. Base salaries are reviewed and adjusted from time to time to take into account changes in responsibility, and relevant experience, as well as current and anticipated cash resource limitations. Our Compensation Committee considers, but retains the right to accept, reject or modify recommendations from the Chief Executive Officer. Consideration of base salaries is conducted during Compensation Committee meetings and neither the Chief Executive Officer nor any other member of management is present during these meetings.

Long-Term Equity Incentives. Our Compensation Committee believes that equity-based compensation provides the executive officers and other employees with a strong economic incentive to increase stockholder value over the long term. Equity-based awards have been made pursuant to our 2006 and 2010 Equity Participation Plans (the “Stock Plans”) that provide for grants of stock options, shares of restricted stock and other equity-based awards. Long-term equity awards may be granted to executive officers and other employees for contributions to the Company’s success. The terms of these equity awards generally provide time based vesting provisions and require the recipient to remain employed to obtain or exercise such awards on each vesting date. The Compensation Committee does not currently have a policy for the automatic awarding of equity awards to the executive officers or our other employees. Our Chief Executive Officer provides recommendations to the Compensation Committee for equity grants to the executive officers and other employees, taking into account each employee’s performance, achievements, and other criteria deemed relevant. The Compensation Committee reviews the proposed grants, but reserves the right to reject or modify such recommendations. The timing of our typical equity awards is determined in advance. In general, we do not anticipate option grants on dates other than the scheduled meetings of the Compensation Committee. The grant date is established when the Compensation Committee approves the grant and all key terms have been determined.

Other Benefits. We provide group life insurance, health, vision and dental care insurance to all employees, including the executive officers. These benefits do not discriminate in scope, terms or operation in favor of the executive officers. All such benefits terminate at the time each individual is no longer employed with the Company or as otherwise provided in the applicable employment agreement. In 2012, we implemented a 401(k) defined contribution plan, which is our primary retirement benefit for employees, including executives. Although permitted under the plan, we have not matched employee contributions to the 401(k) plan. We do not provide our executive officers with any type of defined benefit retirement benefit or the opportunity to defer compensation pursuant to a non-qualified deferred compensation plan.

Employment/Severance Agreements. We do not have severance agreements with Dr. Semechkin, Dr. Kern or Ms. Ebrahimi.

2016 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2016 and 2015 by our three most highly compensated executive officers, who are sometimes referred to herein as our named executive officers.

Name	Year	Salary(1)	Option Awards ($)(2)	Total
Andrey Semechkin	2016	$143,075	$362,697	$505,772
	2015	$217,192	$—	$217,192
Russell Kern	2016	$196,154	$515,316	$711,470
	2015	$207,692	$—	$207,692
Mahnaz Ebrahimi (3)	2016	$187,500	$99,019	$286,519
	2015	$44,712	$129,348	$174,060

(1)	Actual amounts paid.
(2)

Represents the grant date fair value in accordance with ASC 718. These amounts have been calculated in accordance with ASC 718 using the market price of our stock on the respective grant dates. The assumptions used with respect to the valuation of option grants are set forth in the notes in the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(3)	Ms. Ebrahimi joined the Company on September 14, 2015.

On May 17, 2016 we granted options as follows: Dr. Semechkin 200,000 shares and Ms. Ebrahimi 24,000 shares at an exercise price of $2.30. These options expire on May 17, 2026. All of the shares in this grant were granted under the 2010 Equity Participation Plan. The options issued are subject to plan restrictions and will vest 25% at the one-year anniversary on May 17, 2017, and then 1/48th on each month commencing on June 17, 2017.

On March 24, 2016 we granted options as follows: Dr. Kern 180,000 shares and Ms. Ebrahimi 20,000 shares at an exercise price of $3.75. These options expire on March 24, 2026. All of the shares in this grant were granted under the 2010 Equity Participation Plan. The options issued are subject to plan restrictions and will vest 25% at the one-year anniversary on March 24, 2017, and then 1/48th on each month commencing on April 24, 2017.

On September 14, 2015 we granted 65,000 options to Ms. Ebrahimi at an exercise price of $2.75. These options expire on September 14, 2025. All of the shares in this grant were granted under the 2010 Equity Participation Plan. The options issued are subject to plan restrictions and will vest 50% at date of grant, and then 1/12th on each month commencing on October 14, 2015.

Value Assumptions

The following table sets forth the assumptions used in 2016 and 2015 in the calculation of the option awards presented in our “Summary Compensation Table.” For all periods presented, the fair value of share-based awards for options awards was estimated at the date of grant using the Black-Scholes valuation model.

	Year ended December 2016	Year ended December 2015
Significant assumptions (weighted-average):
Risk-free interest rate at grant date	1.52%	1.56%
Expected stock price volatility	100.37%	94.05%
Expected dividend payout	0%	0%
Expected option life-years based on management’s estimate	6.02 years	5.28 years

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of December 31, 2016:

Outstanding Equity Awards at December 31, 2016

Name	Year Option Granted		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Andrey Semechkin	2009	(1)	194	—	$73.50	2019
	2009	(1)	8,401	—	$88.50	2019
	2011	(1)	16,668	—	$289.50	2021
	2012	(1)	5,001	—	$48.00	2022
	2013	(2)	614	54	$40.50	2023
	2014	(3)	5,387	2,947	$23.25	2024
	2014	(4)	217	184	$15.90	2024
	2016	(7)	—	200,000	$2.30	2026
Russell Kern	2008	(1)	334	—	$33.00	2018
	2009	(1)	1,667	—	$88.50	2019
	2011	(1)	3,335	—	$289.50	2021
	2012	(1)	668	—	$73.50	2022
	2012	(1)	501	—	$57.00	2022
	2013	(2)	432	36	$40.50	2023
	2014	(3)	4,308	2,360	$23.25	2024
	2014	(4)	217	184	$15.90	2024
	2016	(6)	—	180,000	$3.75	2026
Mahnaz Ebrahimi	2015	(5)	65,000	—	$2.75	2025
	2016	(6)	—	20,000	$3.75	2026
	2016	(7)	—	24,000	$2.30	2026

(1)	There were no unvested stock options for this award as of December 31, 2016.
(2)	The stock option will vest 25% at the one year anniversary on April 9, 2014, and then 1/48th on each month commencing on May 9, 2014.
(3)	The stock option will vest 25% at the one year anniversary on May 8, 2015, and then 1/48th on each month commencing on June 8, 2015.
(4)	The stock option will vest 25% at the one year anniversary on November 10, 2015, and then 1/48th on each month commencing on December 10, 2015.
(5)	The stock option will vest 50% at date of grant on September 14, 2015, and then 1/12th on each month commencing on October 14, 2015.
(6)	The stock option will vest 25% at the one year anniversary on March 24, 2017, and then 1/48th on each month commencing on April 24, 2017.
(7)	The stock option will vest 25% at the one year anniversary on May 17, 2017, and then 1/48th on each month commencing on June 17, 2017.

2006 Equity Participation Plan

The 2006 Equity Participation Plan (also referred to as “2006 Stock Plan”) provided for the grant of stock options or restricted stock and other equity based awards to our employees, officers, directors and consultants. Options may be either “incentive stock options” or non-qualified options under the federal tax laws and will have an exercise price equal to at least fair market value as of the grant date. A total of 100,000 shares of common stock have been reserved for issuance under the 2006 Stock Plan, subject to adjustments for certain corporate transactions or events. The purpose of the 2006 Stock Plan is to enable us to offer non-employee directors, officers, other key employees and consultants of the Company and our subsidiaries and affiliates, equity-based incentives, thereby attracting, retaining and rewarding these participants and strengthening the mutuality of interests between these participants and our stockholders. The 2006 Stock Plan is administered by the board of directors as a whole. The board of directors has the power to determine the terms of any restricted stock or options granted under the 2006 Stock Plan. Grants under the 2006 Stock Plan are generally not transferable, and each stock option is generally exercisable during the lifetime of the optionee only and can only be exercised by such optionee. The 2006 Plan expired on November 16, 2016. Options and other equity based awards granted prior to the expiration of the 2006 Plan will continue in effect until the option or award is exercised or terminates pursuant to its terms. No new awards may be granted under the 2006 Plan following its expiration.

Equity Awards Issued Outside the 2006 Equity Participation Plan

In 2009, options to purchase 68,384 shares were issued outside the 2006 Equity Participation Plan. These grants include 57,472 shares that were issued with an exercise price of $93.00 per share and 10,913 that were issued with an exercise price of $88.50 per share.

2010 Equity Participation Plan

The 2010 Equity Participation Plan (also referred to as “2010 Stock Plan”) provides for the grant of stock options or restricted stock and other equity based awards to our employees, officers, directors and consultants. Options may be either “incentive stock options” or non-qualified options under the federal tax laws and will have an exercise price equal to at least fair market value as of the grant date. A total of 3,700,000 shares of common stock have been reserved for issuance under the 2010 Stock Plan, subject to adjustments for certain corporate transactions or events. The purpose of the 2010 Stock Plan is to enable us to offer non-employee directors, officers, other key employees and consultants of the Company and our subsidiaries and affiliates, equity-based incentives, thereby attracting, retaining and rewarding these participants and strengthening the mutuality of interests between these participants and our stockholders. The 2010 Stock Plan is administered by the board of directors, which has delegated authority to administer the 2010 Stock Plan to the Compensation Committee. The board of directors has the power to determine the terms of any restricted stock or options granted under the 2010 Stock Plan. Grants under the 2010 Stock Plan are generally not transferable, and each stock option is generally exercisable during the lifetime of the optionee only and can only be exercised by such optionee.

Stock Option Grants

The Board may grant options qualifying as incentive stock options under the Internal Revenue Code and nonqualified stock options. The term of an option will be fixed by the Board, but will not exceed ten years (or five years in the case of an incentive stock option granted to a person beneficially owning shares representing 10% or more of the total combined voting power of all classes of our stock, referred to as a 10% stockholder). The option price for any option will not be less than the fair market value of the common stock on the date of grant (or 110% of the fair market value in the case of an incentive stock option granted to a 10% stockholder). Generally, the fair market value will be the closing price of the common stock on the applicable trading market. Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase. Payment may be made (i) in cash; (ii) in a cash equivalent acceptable to the Board; (iii) by the transfer to us of shares owned by the participant for at least six months on the date of transfer; (iv) if the common stock is traded on an established securities market, the board may approve payment of the exercise price by a broker-dealer or by the option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the option holder’s written irrevocable instructions to deliver the common stock acquired upon exercise of the option to the broker-dealer; or (v) any other method acceptable to the Board and in compliance with applicable laws.

Restricted Stock

The board is authorized to grant restricted stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of and which shall be subject to such risks of forfeiture and other restrictions as the board may impose. Unless otherwise determined by the board, the purchase price for any restricted stock grant will be not less than 85% of the fair market value of common stock on the date of grant or at the time the purchase is consummated (or 100% of the fair market value in the case of restricted stock granted to a 10% stockholder). Generally, the fair market value will be the closing price of the common stock on the applicable trading market. Payment for shares purchased pursuant to a restricted stock grant may be made in (i) cash at the time of purchase; (ii) at the discretion of the board, according to a deferred payment or other similar arrangement with the participant; or (iii) in any other form of legal consideration that may be acceptable to the board in its discretion. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, unless otherwise determined by the board.

Option Exercises and Stock Vested During Last Fiscal Year

There were no option exercises or stock vested by named executive officers during the fiscal year ended December 31, 2016.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding options and shares reserved for future issuance under our current equity compensation plans as of December 31, 2016:

Equity Compensation Plan Information

			Number of securities
			remaining available
			for future issuance
	Number of securities to		under equity
	be issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding securities
	outstanding options,	outstanding options,	reflected in
	warrants and rights	warrants and rights	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2006 Equity Participation Plan (1)	31,637	$83.98	—
Equity compensation plans approved by security holders:
2010 Equity Participation Plan (2)	1,428,439	$11.65	2,178,618
Equity compensation plans not approved by security holders (3)	50,730	$92.31	—

Total	1,510,806		2,178,618

(1)

Represents stock options under the 2006 Equity Participation Plan (the “2006 Plan”). The options granted under the 2006 Plan may be either qualified or non-qualified options. Up to 100,000 options may be granted to employees, directors and consultants under the Plan. Stockholders approved the 2006 Plan effective December 1, 2006. Options granted under the 2006 Plan will generally have a 10-year term and vest at the rate of 2% per month commencing the following month of grant. Options granted under our 2006 Plan provide for full acceleration of the unvested portion of an option if the option is not assumed or substituted by an acquiring entity upon a “Change in Control,” as defined under the 2006 Plan. As noted above, the 2006 Plan expired on November 16, 2016. Options and other equity based awards granted prior to the expiration of the 2006 Plan will continue in effect until the option or award is exercised or terminates pursuant to its terms. No new awards may be granted under the 2006 Plan following its expiration.

(2)

Represents stock options under the 2010 Equity Participation Plan (the “2010 Plan”). The options granted under the 2010 Plan may be either qualified or non-qualified options. Up to 3,700,000 options may be granted to employees, directors and consultants under the 2010 Plan. Options may be granted with different vesting terms and expire no later than 10 years from the date of grant. Stockholders approved the 2010 Plan effective April 28, 2010. Options granted under the 2010 Plan will generally have a 10-year term and vest at the rate of either (i) 2% per month commencing the following month of grant, or (ii) 25% on the first anniversary of the date of grant and 1/48th per month thereafter. Options granted under our 2010 Plan provide for full acceleration of the unvested portion of an option if the option is not assumed or substituted by an acquiring entity upon a “Change in Control,” as defined under the 2010 Plan

(3)

Represents stock options not under any of the Company’s Equity Participation Plans. The options were granted to senior management and Board members. The options were granted with different vesting terms but will expire no later than 10 years from the date of grant.

2016 DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation earned during the last fiscal year by each individual who served as a director at any time during the fiscal year, other than directors who are listed in the Summary Compensation Table (directors who are also employees do not receive any additional compensation for service on the Board):

Name(3)	Fees Earned or Paid in Cash(1)	Restricted Stock Awards(2)	Total
Donald A. Wright	$57,500	$34,895	$92,395
Paul V. Maier	$32,500	$34,895	$67,395
Charles J. Casamento	$32,500	$34,895	$67,395

(1)

Mr. Wright, Mr. Maier and Mr. Casamento were compensated for their service on the Board and for service on any committee of the Board at the annual rate of $32,500, while Mr. Wright receives an additional annual compensation of $25,000 for serving as the Co-Chairman of the Board.

(2)

In March 2016, Mr. Wright, Mr. Maier, Mr. Casamento each received 2,104 shares of restricted stock, with vesting at grant; 4,042 shares of restricted stock in June 2016 vesting at grant; 4,391 shares of restricted stock in September 2016 vesting at grant; 1,334 shares of restricted stock in October 2016; and 7,523 shares of restricted stock in December 2016 vesting at grant. The restricted stock award amount represents the grant date fair value of the Company’s stock.

(3)

As of December 31, 2016, Mr. Wright held 32,070 stock options and 29,998 shares of restricted stock; Mr. Maier held 31,736 stock options and 29,778 shares of restricted stock; Mr. Casamento held 31,002 stock options and 29,498 shares of restricted stock.

In May 2016, the Board revised the compensation program for non-employee directors. Currently, non-employee directors will receive (i) annual cash compensation of $32,500 (with Mr. Wright receiving an additional $25,000 per year for his service as Co-Chairman); (ii) an annual grant (as of the date of each Annual Meeting of Stockholders) of an option to purchase 30,000 shares of Common Stock; such grant to have an exercise price equal to the fair market values of share of stock on the date of grant and to vest on the earlier of the first anniversary of the date of the grant or the next annual meeting (or, if earlier, upon a change-in-control); and (iii) quarterly grants of stock effective on the last day of each quarter, with the number of shares of stock equal to $8,125 divided by the average closing price of the Common Stock of the Company over the five trading days preceding the date of grant.

RELATED PERSON TRANSACTIONS

Pursuant to our Code of Business Conduct and Ethics, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into transactions which create, or would appear to create, a conflict of interest with us. Our Audit Committee is responsible for reviewing and approving related party transactions. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

Except with respect to the transactions described below, since January 1, 2015, none of our directors or executive officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares, nor any of our promoters, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction for the past two years or in any presently proposed transaction to which we were or are to be party. None of our directors or executive officers is indebted to us.

From time to time, various persons, including certain officers, directors, principal shareholders, and their affiliates, have advanced funds to Lifeline and/or ISC California for operating expenses. As of December 31, 2015, we had an outstanding related party note payable to Dr. Andrey Semechkin, our Co-Chairman and CEO, in the amount of $3,110,000. This note, which was issued on December 10, 2015, bears interest at the annual rate of one-half of a percent (0.50%) and was due on January 10, 2016. The note was converted to Series I Preferred Stock in March 2016 on the same terms as unaffiliated purchasers purchased shares of Series I Preferred Stock. On January 12, 2017 and March 20, 2017, to obtain funding for working capital purposes, Dr. Andrey Semechkin advanced funds to the Company in the amount of $600,000 and $700,000, respectively, for an aggregate amount of $1,300,000 and the Company issued an unsecured, non-convertible promissory note (the “Note”) in the principal amount of $1,300,000 to Dr. Andrey Semechkin in return for the proceeds received from Dr. Semechkin. Dr. Semechkin is the Company’s Co-Chairman and Chief Executive Officer. The principal amount under the Note accrues interest at a rate of Three and One Half of One Percent (3.50%) per annum. The Note is due and payable September 1, 2017, but may be pre-paid by the Company without penalty at any time.

We are parties to an operating lease for our corporate offices in Carlsbad, California with S Real Estate Holdings LLC. S Real Estate Holdings LLC is owned by Dr. Andrey Semechkin, the Company’s Chief Executive Officer and Co-Chairman of the Board of Directors. During fiscal years 2016, and 2015, the Company recorded $149,000 and $139,000, respectively, in rent expense that was related to the facility lease arrangement with related parties.

On February 23, 2015, we issued 12,409 shares of common stock to Dr. Russell Kern, the Company’s Executive Vice President and Chief Scientific Officer and director, upon his exercise of Series B Warrants (issued in the October 2014 financing transaction) at an exercise price of $6.72 per share for total proceeds of $83,388.

On March 31, 2015, we issued 39,295 and 12,409 shares of common stock to Dr. Andrey Semechkin, our Co-Chairman and Chief Executive Officer and Dr. Russell Kern, the Company’s Executive Vice President and Chief Scientific Officer and director, respectively, upon their exercise of Series C Warrants (issued in the October 2014 financing transaction) at an exercise price of $6.72 per share for total proceeds of $347,448.

On November 24, 2015, we issued 39,294 shares of common stock to Dr. Andrey Semechkin, our Co-Chairman and Chief Executive Officer upon his exercise of Series A Warrants (issued in the October 2014 financing transaction) at an exercise price of $1.7933 per share for total proceeds of $70,466.

On March 15, 2016, we closed a private placement of Series I-1 and Series I-2 preferred stock and warrants, convertible and exercisable, respectively, into shares of our common stock, for gross proceeds of $6,310,000. The investors in the Private Placement included institutional investors and Andrey Semechkin, our Chief Executive Officer and Co-Chairman, who all purchased on the same terms. In this transaction we also issued Dr. Andrey Semechkin, our Chief Executive Officer and Co-Chairman Series A Warrants to purchase up to 2,462,856 shares of common stock at an initial exercise price of $3.64 per share with a term of five years, Series B Warrants to purchase up to 2,462,856 shares of common stock at an initial exercise price of $1.75 per share with a term of six months and Series C Warrants to purchase up to 2,462,856 shares of common stock at an initial exercise price of $1.75 per share with a term of twelve months.

On June 29, 2016, we issued 215,000 shares of common stock to Dr. Andrey Semechkin, our Co-Chairman and Chief Executive Officer upon his exercise of Series B Warrants at an exercise price of $1.75 per share for total proceeds of approximately $376,000.

On June 29, 2016, we issued 12,408 shares of common stock to Dr. Russell Kern, the Company’s Executive Vice President and Chief Scientific Officer and director upon his exercise of Series A Warrants at an exercise price of $1.75 per share for total proceeds of approximately $22,000.

On August 22, 2016, we issued 154,285 shares of common stock to Dr. Andrey Semechkin, our Co-Chairman and Chief Executive Officer upon his exercise of Series B Warrants at an exercise price of $1.75 per share for total proceeds of approximately $270,000.

On September 14, 2016, we issued 200,000 shares of common stock to Dr. Andrey Semechkin, our Co-Chairman and Chief Executive Officer upon his exercise of Series B Warrants at an exercise price of $1.75 per share for total proceeds of $350,000.

On December 8, 2016, we issued 285,714 shares of common stock to Dr. Andrey Semechkin, our Co-Chairman and Chief Executive Officer upon his exercise of Series C Warrants at an exercise price of $1.75 per share for total proceeds of approximately $500,000.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our common stock and our preferred stock as of March 31, 2017, by (i) each person who is known by us to beneficially own 5% or more of our common stock or 5% or more of our preferred stock, (ii) each of our directors and named executive officers, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Other than for matters adversely affecting the rights and preferences of the preferred stock, the shares of our preferred stock (other than shares of Series I-1 and Series I-2 preferred stock, which is non-voting) vote together with the shares of common stock on most matters, with the shares of preferred stock entitled to cast a number of votes equal to the number of shares of common stock into which the shares of preferred stock could be converted. As of March 31, 2017 there were a total of 5,255,998 shares of preferred stock outstanding that were convertible into a total of 6,541,552 shares of common stock. Dr. Andrey Semechkin and Dr. Russell Kern, either directly or through entities that they control, beneficially own a total of 5,004,353 shares of preferred stock, that could be converted into a total of 5,370,071 shares of common stock. As such, Dr. Andrey Semechkin and Dr. Russell Kern control approximately 82.1% of the voting power of the preferred stock. The shares of common stock issuable upon conversion of the preferred stock are reflected in the following table.

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of such person, shares of Common Stock subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2017 were deemed to be outstanding, and shares of preferred stock owned by such person and convertible into Common Stock were deemed to be converted into Common Stock. Such shares were not deemed to be outstanding, however, for the purpose of computing the percentage ownership of any other person.

Stock Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

	Actual	Percent of
	Beneficial	Beneficial
Name of Beneficial Owner	Ownership	Ownership(1)
Andrey Semechkin (2)(3)(4)(5)(6)	9,756,532	81.16%
Mahnaz Ebrahimi (2)(3)	76,833	1.89%
Russell Kern (2)(3)(4)(5)(6)	9,756,532	81.16%
Paul Maier (2)(3)	64,796	1.61%
Donald Wright (2)(3)	66,709	1.66%
Charles Casamento (2)(3)	65,141	1.62%
All Executive Officers and Directors as a Group (7 Persons)	10,069,801	82.32%
5% Holders
X-Master, Inc. (4)	624,762	13.71%
AR Partners LLC (6)	450,073	10.15%

(1)	Based on 3,984,905 shares outstanding as of March 31, 2017, plus shares issuable under derivative securities which are exercisable within 60 days of March 31, 2017.
(2)	The business address for each director and officer is 5950 Priestly Drive, Carlsbad, CA 92008.

(3)

Includes shares issuable upon conversion of outstanding shares of preferred stock and warrants and options to purchase shares of our common stock exercisable within 60 days of March 31, 2017 in the following amounts:

Dr. Andrey Semechkin, 8,043,412 shares; Ms. Ebrahimi, 76,833 shares; Dr. Russell Kern, 8,043,412 shares; Mr. Casamento, 3,1002 shares; Mr. Maier, 31,736 shares; Mr. Wright, 32,070 shares; and All Executive Officers and Directors as a Group, 8,254,576 shares.

(4)

The business address for X-Master, Inc. is 1 Overlook Drive, Unit 11, Amherst, New Hampshire 03031. X-Master Inc. is owned by Dr. Andrey Semechkin. Dr. Russell Kern is the President of X-Master, Inc. The shares held by X-Master are all issuable upon conversion of outstanding shares of preferred stock and are considered to be beneficially owned by each of Andrey Semechkin and Russell Kern.

(5)	Pursuant to the applicable SEC rules, each of Dr. Andrey Semechkin and Dr. Russell Kern are considered to be the beneficial owner of shares held by the other.
(6)

The business address for AR Partners LLC is 5950 Priestly Drive, Carlsbad, CA 92008. AR Partners LLC is owned by Dr. Andrey Semechkin and Dr. Russell Kern. Dr. Russell Kern is the General Manager of AR Partners LLC. The shares held by AR Partners are all issuable upon conversion of outstanding shares of preferred stock and are considered to be beneficially owned by each of Andrey Semechkin and Russell Kern.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were met.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2018 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than January 1, 2018. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not earlier than January 31, 2018 and not later than March 2, 2018.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2016 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORTS

We may satisfy SEC’s rules regarding delivery of our, Annual Report to Stockholders and this Proxy Statement by delivering a single copy of these materials to an address shared by two or more stockholders. This process is known as “householding.” This delivery method can result in meaningful cost savings for us. In order to take advantage of this opportunity, we have delivered only one Proxy Statement and Annual Report to Stockholders to multiple stockholders who share an address, unless contrary instructions were received prior to the mailing date. Accordingly, for many stockholders who hold their shares through a bank, brokerage firm or other holder of record (i.e., in “street name”) and share a single address, only one Annual Report and Proxy are being delivered to that address unless contrary instructions from any stockholder at that address were received.

We undertake to deliver promptly upon written or oral request a separate copy of the Annual Report to Stockholders and/or Proxy Statement, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of the Annual Report to Stockholders or Proxy Statement either now or in the future, please contact our Corporate Secretary and 5950 Priestly Drive, Carlsbad, CA, 92008 or by telephone at (760) 940-6383. If your stock is held by a brokerage firm or bank and you prefer to receive separate copies of the Annual Report to Stockholders or Proxy Statement either now or in the future, please contact your brokerage or bank. The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact us as indicated above.

Mahnaz Ebrahimi

Chief Financial Officer and Secretary

April 28, 2017

EVENT # CLIENT # PROXY TABULATOR FOR Internatio nal Stem Cell Corporation P.O. BOX 8016 CARY, NC 27512-9903 The undersigned hereby appoints Andrey Semechkin and Mahnaz Ebrahimi, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of International Stem Cell Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3 AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 4. All votes must be received by 5:00 P.M., Eastern Time, May 30, 2017. MAIL OR Mark, sign and date your Proxy Card/Voting Instruction Form. Detach your Proxy Card/Voting Instruction Form. Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. OR Go To www.proxypush.com/ISCO Cast your vote online. View Meeting Documents. Use any touch-tone telephone. Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions. 866-834-6037 INTERNET TELEPHONE Annual Meeting of International Stem Cell Corporation to be held on Wednesday, May 31, 2017 for Holders as of April 1, 2017 This proxy is being solicited on behalf of the Board of Directors Please separate carefully at the perforation and return just this portion in the envelope provided. Date: May 31, 2017 Time: 9:00 A.M. (Local Time) Place: Offices of International Stem Cell Corporation 5950 Priestly Drive Carlsbad, California 92008. Annual Meeting of Internatio nal Stem Cell Corporation Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Authorized Signatures - This section must be completed for your Instructions to be executed. For For For For 4: To transact such other business as may properly come before the meeting. 3: To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement. 2: To ratify the selection of Mayer Hoffman McCann P.C. as our independent auditors for the fiscal year ending December 31, 2017. For For Against Abstain Directors Recommend Withhold Please make your marks like this: Use dark black pencil or pen only 01 Donald A. Wright 02 Charles J. Casamento 03 Paul V. Maier Board of Directors Recommends a Vote FOR proposals 1, 2, 3, and 4. 1: To elect three directors to hold office for a one-year term and until their respective successors are elected and qualified. For Call VOTE BY:

To attend the meeting and vote your shares in person, please mark this box. Proxy — International Stem Cell Corporation Annual Meeting of Stockholders May 31, 2017, 9:00 a.m. (Pacific Daylight Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Andrey Semechkin and Mahnaz Ebrahimi (the “Named Proxies”) and each of them as attorneys and proxies for the undersigned, with full power of substitution, to vote the shares of common stock of International Stem Cell Corporation, a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of International Stem Cell Corporation 5950 Priestly Drive, Carlsbad, California 92008, on Wednesday, May 31, 2017, 9:00 a.m. (PDT) and at any and all adjournments thereof. The purpose of the Annual Meeting is to take action on the following: 1. To elect five directors to hold office for a one-year term and until their respective successors are elected and qualified. 2. To ratify the selection of Mayer Hoffman McCann P.C. as our independent auditors for the fiscal year ending December 31, 2017. 3. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement. 4. To transact such other business as may properly come before the meeting. The five directors up for re-election are: Andrey Semechkin, Donald A. Wright, Charles J. Casamento, Paul V. Maier, and Russell Kern. Dr. Semechkin and Dr. Kern are nominees for election by the holders of Series D Preferred stock, voting as a separate class. The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. Please separate carefully at the perforation and return just this portion in the envelope provided.